UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2004

OWENS-ILLINOIS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9576	22-2781933
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One SeaGate Toledo, Ohio 43666
(Address of Principal Executive Offices)

(419) 247-5000
(Registrant's telephone number, including area code)

ITEM 5.                                                     OTHER EVENTS

On March 22, 2004, Owens-Illinois, Inc. announced that its Board of Directors has appointed Steven R. McCracken as President and Chief Executive Officer effective April 1, 2004.  A copy of Owens-Illinois, Inc.'s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On March 21, 2004, the Company accepted the resignation of Edward A. Gilhuly as a Class II director, effective April 1, 2004.  Mr. Gilhuly’s current term would have expired in 2005.  The Company’s Board of Directors appointed Steven R. McCracken, the Company’s new President and Chief Executive Officer (effective April 1, 2004) to fill the vacancy left by Mr. Gilhuly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2004	OWENS-ILLINOIS, INC.
(registrant)

	By:	/s/ Edward C. White
Name: Edward C. White
Its: Senior Vice President of Finance
and Administration and Controller

Exhibit Index

Exhibit 99.1	Press Release dated March 22, 2004 of Owens-Illinois, Inc.